EXHIBIT 99.1

Kiran Karnik Appointed as an Independent Director on EXL’s Board

ExlService Holdings, Inc. (“EXL”) (NASDAQ: EXLS), a leading provider of transformation and outsourcing solutions, today announced the election of Kiran Karnik to the Board of Directors of EXL with effect from September 25, 2008. Mr. Karnik is expected to draw on his three decades of leadership experience in providing strategic focus to EXL’s long-term development strategy, talent acquisition and management initiatives and infrastructure development.

Referring to the announcement Mr. Karnik said, “I am glad to be on EXL’s Board of Directors. This association helps me continue with the initiatives I had taken up at NASSCOM for the advancement of Indian expertise in the services sector to the global arena as well as working toward equitable spread of the supply of talent across India to meet the employment demands generated by this sector.”

Mr. Karnik was the immediate past President of NASSCOM, India’s apex industry body representing companies in the information technology (IT) and IT-enabled services sectors. During his tenure as President of NASSCOM, Mr. Karnik worked closely with the industry as well as the central and state governments in India to advance this sector in India and globally. Since joining NASSCOM in 2001, Mr. Karnik has worked relentlessly to build India’s brand equity for the service industry and to position India as the premier off-shoring destination.

Prior to his tenure at NASSCOM, Mr. Karnik was the Managing Director at Discovery Networks in India where he spearheaded the launch of Discovery Channel and Animal Planet in South Asia. Earlier, Mr. Karnik was Founder-Director of the Consortium for Educational Communication, which was responsible for the UGC’s Countrywide Classroom broadcasts and other ICT initiatives. He has also worked for over 20 years at the Indian Space Research Organization (ISRO) in various positions including Founder-Director of ISRO’s Development and Educational Communication unit and was also a key player in the pioneering India-USA Satellite Instructional TV Experiment (SITE).

Vikram Talwar, Executive Chairman of the Board of Directors, EXL commented, “We are delighted to have Kiran Karnik on the board. His remarkable career with extensive and diverse experience is a valuable addition to EXL’s Board of Directors.”

Rohit Kapoor, President and CEO of EXL commented, “Kiran is an offshore stalwart. His presence on the Board and guidance will be a great advantage in consolidating and sustaining EXL’s leadership position in transformational outsourcing.”

Mr. Karnik is a recipient of the Padma Shri award by the Government of India in 2007 and the ‘DATAQUEST IT Person of the Year – 2005’. BusinessWeek named Mr. Karnik as one of the ‘Stars of Asia’ in 2004 and he was selected as Forbes magazine’s ‘Face of the Year 2003’, for being a driving force behind India’s offshoring wave. A post-graduate from the Indian Institute of Management, Ahmedabad, Mr. Karnik holds an Honours degree in Physics from Bombay University.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq: EXLS) is a recognized business solutions provider. EXL's service offerings provide a competitive edge to its clients by transforming and outsourcing business processes. Transformation services enable continuous improvement of client processes by bringing together EXL's capabilities in reengineering, including Six Sigma process improvement, research & analytics, and risk advisory services. EXL's outsourcing services include a full spectrum of business process services from offshore delivery centers requiring ongoing process management skills. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the banking, financial services, insurance, utilities, healthcare, telecommunications and transportation sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL’s operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in EXL’s filings with the Securities and Exchange Commission. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws